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                                                        EXHIBIT 5
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                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]



July 23, 1999


SEI Investments Company
1 Freedom Valley Drive
Oaks, Pennsylvania 19456-1100


Re: SEI Investments Company -- Registration Statement on Form S-8 Relating to the SEI Investments Company Stock Option Plan for Non-Employee Directors.
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Ladies and Gentlemen:

We have acted as counsel to SEI Investments Company, a Pennsylvania Corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 64,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the SEI Investments Company Stock Option Plan for Non-Employee Directors (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, it is our opinion that the Company's Common Stock, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP